For Immediate Release:	Contact:
August 14, 2007	Dawn M. Robért, Investor Relations
Galaxy Nutritional Foods, Inc.
(407) 854-0433

GALAXY NUTRITIONAL FOODS REPORTS
FIRST QUARTER OPERATING RESULTS

NET INCOME OF $150,999 COMPARES WITH PRIOR-YEAR NET LOSS OF ($1,342,429)

ORLANDO, Florida (August 14, 2007) Galaxy Nutritional Foods, Inc. (OTC BB: GXYF), a leading developer and marketer of cheese alternatives, organic dairy and other organic and natural food products, today reported its operating results for the first quarter of FY2008.

For the three months ended June 30, 2007, the Company reported income from operations of $266,176 and net income of $150,999, or $0.01 per basic and diluted share, on net sales of approximately $5.9 million. Operating expenses during the first quarter of FY2008 included a previously disclosed non-recurring employment contract expense of $346,447. Exclusive of this charge, the Company would have reported net income of $497,446 in the most recent quarter. In the prior-year quarter ended June 30, 2006, the Company reported a net loss of ($1,342,429), or ($0.07) per basic and diluted share, on net sales of approximately $7.8 million. Operating expenses in the prior year quarter included $1,428,000 related to a final write-down of a non-recurring, non-cash reserve on a stockholder note receivable and $101,744 in costs related to disposal activities. Exclusive of these charges, the Company would have reported net income of $187,315 in the prior year quarter. The Company generated EBITDA, as adjusted, a non-GAAP measure, of $623,594 (10.5% of net sales) in the quarter ended June 30, 2007 compared with $694,622 (8.9% of net sales) in the prior-year quarter (see EBITDA table at end of this release for further non-GAAP information and disclosure).

“I’m pleased to report continued positive operating results which have established themselves over the past several quarters. The Company’s core products continue to produce healthy margins and operating income remained relatively stable and positive for the first quarter of FY2008,” stated Michael E. Broll, Chief Executive Officer of Galaxy Nutritional Foods, Inc. “As well, the Company’s balance sheet remains strong reflecting the Company’s stabilization over the past year. Operating cash flow is negative for the current quarter primarily due to timing of payments to our primary supplier. However, we do expect to report positive operating cash flow for FY2008.”

“With a recent launch of new products, we hope to see some moderate growth in top line sales beginning in the second half of the current fiscal year,” concluded Broll.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host an investor conference call today, August 14, 2007 at 11:00 a.m. EDT; Shareholders and other interested parties may participate in the conference call by dialing 877-715-5282 (international/local participants dial 973-582-2850) and referencing the ID passcode 9116642 a few minutes before 11:00 am EDT on August 14, 2007. A replay of the conference call will be available on Galaxy Nutritional Foods Website at: http://www.galaxyfoods.com/investors/transcripts.asp starting on Monday, August 20, 2007.

About Galaxy Nutritional Foods, Inc.
Galaxy Nutritional Foods, Inc. (OTC BB: GXYF) develops and globally markets plant based cheese alternatives, organic dairy and other organic and natural food products to grocery and natural foods retailers, mass merchandisers and foodservice accounts. Veggie, the leading brand in the grocery cheese alternative category and the Company’s top selling product group, is primarily merchandised in the produce section and provides calcium and protein without cholesterol, saturated fat or trans-fat. Other popular brands include: Rice, Veggy, Vegan, Rice Vegan and Wholesome Valley. Galaxy Nutritional Foods, Inc. is dedicated to developing nutritious and delicious food products made with high quality natural ingredients that exceed the expectations of today’s health conscious consumers. For more information, visit www.galaxyfoods.com. Galaxy Nutritional Foods, Inc. is headquartered in Orlando, Florida, and its common stock is quoted on the OTC Bulletin Board under the symbol “GXYF”.
This press release includes a non-GAAP financial measure with respect to EBITDA, as adjusted. The non-GAAP financial measure included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Please see the last page of this release for more information on EBITDA, as adjusted, and the reconciliation of this financial measure to GAAP measures.

Any statement of future expectations in this press release, including without limitation, as to future revenues, earnings and profitability, plans and objectives for future operations, future economic performance or expected operational developments, and all other statements regarding the future are “forward looking” statements within the meaning of the Private Securities Litigation Act of 1995. These forward looking statements are based on the Company’s strategic plans and involve risks and uncertainties that may cause actual results to differ materially and adversely from these forward looking statements. Such risks and uncertainties include, without limitation: the Company’s ability to execute its business strategy in a very competitive service and pricing environment; risks associated with the launch of new marketing campaigns; continued relations with and pricing dependence on third party suppliers; and other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release any revisions to these forward looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.

(Financial statements follow)

GALAXY NUTRITIONAL FOODS, INC.
Balance Sheets

	JUNE 30,	MARCH 31,
	2007	2007
	(UNAUDITED)
ASSETS
CURRENT ASSETS:
Cash	496,681	$879,487
Trade receivables, net	2,691,663	2,652,845
Inventories, net	360,556	377,432
Prepaid expenses and other	272,526	261,693

Total current assets	3,821,426	4,171,457

PROPERTY AND EQUIPMENT, NET	88,521	90,181
OTHER ASSETS	92,081	102,980

TOTAL	4,002,028	$4,364,618

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Secured borrowings	$559,637	$556,886
Accounts payable	1,258,054	1,718,088
Accrued and other current liabilities	623,924	823,258
Current portion of accrued employment contracts	558,615	366,305

Total current liabilities	3,000,230	3,464,537

ACCRUED EMPLOYMENT CONTRACTS, less current portion	142,326	194,491
RELATED PARTY NOTES PAYABLE, less current portion	2,680,027	2,677,144

Total liabilities	5,822,583	6,336,172

COMMITMENTS AND CONTINGENCIES	--	--

STOCKHOLDERS’ DEFICIT:
Common stock	171,100	171,100
Additional paid-in capital	70,167,149	70,167,149
Accumulated deficit	(72,158,804)	(72,309,803)

Total stockholders’ deficit	(1,820,555)	(1,971,554)

TOTAL	$4,002,028	$4,364,618

GALAXY NUTRITIONAL FOODS, INC.
Statements of Operations
(UNAUDITED)

	THREE MONTHS ENDED
	JUNE 30,
	2007	2006

Net Sales	$5,916,137	$7,832,562
Cost of Goods Sold	3,460,368	5,075,212
Gross margin	2,455,769	2,757,350

OPERATING EXPENSES:
Selling	889,408	965,979
Delivery	246,845	246,542
General and administrative, including $0 and $5,830 non-cash compensation related to stock based transactions	623,616	984,862
Employment contract expense-general and administrative	346,447	--
Research and development	83,277	42,334
Reserve on stockholder note receivable	--	1,428,000
Cost of disposal activities	--	101,744
Gain on disposal of assets	--	(12,824)
Total operating expenses	2,189,593	3,756,637

INCOME (LOSS) FROM OPERATIONS	266,176	(999,287)

OTHER INCOME (EXPENSE):
Interest expense	(115,177)	(343,142)

NET INCOME (LOSS)	$150,999	$(1,342,429)

BASIC NET INCOME (LOSS) PER COMMON SHARE	$0.01	$(0.07)
DILUTED NET INCOME (LOSS) PER COMMON SHARE	$0.01	$(0.07)

GALAXY NUTRITIONAL FOODS, INC.
Statements of Cash Flows
(UNAUDITED)

Three Months Ended June 30,	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$150,999	$(1,342,429)
Adjustments to reconcile net income (loss) to net cash from (used in) operating activities:
Depreciation and amortization	10,971	52,822
Amortization of debt discount and financing costs	13,782	228,308
Provision for future credits and doubtful accounts on trade receivables	(304,000)	(774,987)
Provision for loss on stockholder note receivable	--	1,428,000
(Gain) loss on disposal of assets	--	(12,824)
Non-cash compensation related to stock-based transactions	--	5,830
(Increase) decrease in:
Trade receivables	265,182	1,581,310
Inventories, net	16,876	(16,741)
Prepaid expenses and other	(10,833)	(95,511)
Increase (decrease) in:
Accounts payable	(460,034)	(632,364)
Accrued and other liabilities	(59,189)	(134,206)

NET CASH FROM (USED IN) OPERATING ACTIVITIES	(376,246)	287,208

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(9,311)	--
Proceeds from sale of equipment	--	21,855
(Increase) decrease in other assets	--	(44,775)

NET CASH FROM (USED IN) INVESTING ACTIVITIES	(9,311)	(22,920)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) on secured borrowings	2,751	168,254
Principal payments on capital lease obligations	--	(22,849)
Financing costs for long term debt	--	(126,137)

NET CASH FROM (USED IN) FINANCING ACTIVITIES	2,751	19,268

NET INCREASE (DECREASE) IN CASH	(382,806)	283,556

CASH, BEGINNING OF PERIOD	879,487	435,880

CASH, END OF PERIOD	$496,681	$719,436

GALAXY NUTRITIONAL FOODS, INC.
EBITDA, as adjusted, (a non-GAAP measure) Reconciliation
(Unaudited)

	THREE MONTHS ENDED JUNE 30,
	2007	2006

NET SALES	$5,916,137	$7,832,562

NET INCOME (LOSS)	$150,999	$(1,342,429)
Plus:
Non-cash compensation expense	--	5,830
G&A expenses related to strategic alternatives	--	118,337
Reserve on stockholder note receivable	--	1,428,000
Cost of disposal activities	--	101,744
Employment contract expense	346,447	--
Gain on sale of assets	--	(12,824)
Interest expense	115,177	343,142
Depreciation and amortization expense	10,971	52,822

EBITDA, as adjusted	623,594	694,622

As a % of Net Sales	10.5%	8.9%

Footnote on non-GAAP Measures Presented Above

Management utilizes certain non-GAAP measures such as EBITDA, as adjusted, because it provides useful information to management and investors in order to accurately review the Company’s current on-going operations and business trends related to the Company’s financial condition and results of operations. Additionally, these measures are key factors upon which the Company prepares and reviews its budgets and forecasts. In its determination of non-GAAP measures, management excludes items such as non-cash compensation and reserves related to stock-based transactions, G&A expenses related to strategic alternatives, disposal costs, gain or loss on the sale of assets, and non-recurring employment contract expense because it believes that these items do not accurately reflect the Company’s current on-going operations. With respect to non-cash, stock-based compensation, it is calculated based on fluctuations in the Company’s stock price which are outside the Company’s control and typically do not reflect the Company’s current operations. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures reported by other companies.

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